UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into a Material Definitive Agreement

General

On October 9, 2020, Helios Technologies, Inc., a Florida corporation (“Helios”), Vitality Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Helios (“Merger Sub”), BWG Holdings I Corp, a Delaware corporation (“BWG Holdings”), ICM Holdco I Corp., a Delaware corporation (“Topco”), and SBF II Representative Corp., solely in its capacity as equityholder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Merger Agreement.

The Merger Agreement

Prior to the closing of the Merger, BWG Holdings will effectuate certain Reorganization Transactions, pursuant to which certain indirect subsidiaries of BWG Holdings will be transferred to Topco. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Helios will acquire BWG Holdings through the merger of Merger Sub with and into BWG Holdings, with BWG Holdings surviving as a direct wholly-owned subsidiary of Helios (the “Merger”).

At the Effective Time, subject to the conditions of the Merger Agreement, each share of Common Stock of BWG Holdings issued and outstanding immediately prior to the Effective Time (other than certain excluded shares, including treasury shares and shares held by stockholders who will exercise their right to appraisal pursuant to Section 262 of the Delaware General Corporation Law) and all rights in respect thereof shall automatically cease to exist and will be converted into the right to receive (1) an amount in cash, without interest, equal to (v) the Closing Merger Cash Consideration Per Share, plus (w) the Adjustment Escrow Release Amount Per Share, if any, plus (x) the Indemnity Escrow Release Amount Per Share, if any, plus (y) the Net Positive Purchase Price Adjustment Amount Per Share, if any, plus (z) the Unused Equityholder Representative Amount Per Share, if any (such sum, the “Aggregate Merger Cash Consideration Per Share”), and (2) one share of Class A Topco Stock or Class B Topco Stock.

Pursuant to the Merger Agreement, at the Effective Time, the outstanding BWG Holdings equity awards will be treated as follows:

•

Each Option that has an exercise price per share of Class B Common Stock underlying such Option that is less than the Closing Merger Cash Consideration Per Share, whether vested or unvested, shall be converted into the right to receive, in respect of each share of Class B Common Stock underlying such Option, (1) an amount in cash, without interest, equal to (A) the Aggregate Merger Cash Consideration Per Share minus (B) the exercise price for such share of Class B Common Stock pursuant to such Option, and (2) one share of Class B Topco Stock.

•

Each option that has an exercise price per share of Class B Common Stock underlying such Option that is (i) greater than the Closing Merger Cash Consideration Per Share and (ii) less than the sum of (a) the Closing Merger Cash Consideration Per Share plus (b) the Topco Stock Value of one share of Class B Topco Stock, whether vested or unvested, shall be converted into the right to receive, in respect of each share of Class B Common Stock underlying such Option, (1) subject to certain provisions of the Merger Agreement, a fraction of a share of Class B Topco Stock (and not cash) having a value equal to (w) the Adjustment Escrow Release Amount Per Share, if any, plus (x) the Indemnity Escrow Release Amount Per Share, if any, plus (y) the Net Positive Purchase Price Adjustment Amount Per Share, if any, plus (z) the Unused Equityholder Representative Expense Amount Per Share, if any, and (2) a fraction of a share of Class B Topco Stock, the numerator of which is equal to (i) the Aggregate Merger Cash Consideration Per Share, plus (ii) the Topco Stock Value of one share of Class B Topco Stock, minus (iii) the exercise price per share of Class B Common Stock underlying such Option, and the denominator of which is equal to the Topco Stock Value of one share of Class B Topco Stock.

•	No payment of any kind shall be made in respect of any Option that is an Out-of-the-Money Option.

The Board of Directors of each of Helios and BWG Holdings have approved the Merger and the Merger Agreement. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock. The transaction is subject to customary closing conditions, including the absence of certain legal impediments and the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Helios and BWG Holdings have made customary representations and warranties in the Merger Agreement and have agreed to certain customary covenants. BWG Holdings in particular has agreed (a) to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and (b) not to take certain actions or engage in specified types of transactions during this period unless agreed to in writing by Helios.

The foregoing description of the Merger Agreement is a summary and is subject to and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

On October 12, 2020, the Company issued a press release in connection with foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

2.1*	Agreement and Plan of Merger, dated October 9, 2020, by and among Helios Technologies, Inc., Vitality Merger Sub, Inc., BWG Holdings I Corp., ICM Holdco I Corp and SBF II Representative Corp.
99.1	Press release dated October 12, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to Helios if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: October 13, 2020	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)